SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant      ☒                 Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Vote by Internet • Go to www.envisionreports.com/RBI2016AGM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
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Important Notice Regarding the Availability of Proxy Materials for the

Restaurant Brands International Inc. Annual and Special Meeting to be Held on June 9, 2016

We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual and special meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual and special meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual and special meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

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Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view the proxy materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/RBI2016AGM to view the proxy materials.
Step 2:	Click on Cast Your Vote.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

You may also access our proxy materials in the investor relations section of our website at www.rbi.com and under our issuer profile at www.sedar.com. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before May 26, 2016 to facilitate timely delivery.

Restaurant Brands International Inc. Annual and Special Meeting of Shareholders will be held on June 9, 2016 at 226 Wyecroft Road, Oakville, Ontario, L6K 3X7, Canada at 8:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations, where applicable.

The Board of Directors recommends that you vote FOR the following proposals.

1.	Election of Directors.

Nominees:

Alexandre Behring

Marc Caira

Martin E. Franklin

Paul J. Fribourg

Neil Golden

John A. Lederer

Thomas V. Milroy

Daniel S. Schwartz

Carlos Alberto Sicupira

Roberto Moses Thompson Motta

Alexandre Van Damme

2.	Approval, on a non-binding advisory basis, of the compensation paid to named executive officers.

3.	Appoint KPMG LLP as auditors.

4.	Approve amendments to the 2014 Omnibus Incentive Plan that would permit common shares not used to settle awards under prior plans to be used under the 2014 Omnibus Incentive Plan and make other administrative changes.

The Board of Directors makes no recommendation regarding the following proposal.

5.	Consider a shareholder proposal to adopt a written board diversity policy, if such proposal is properly presented at the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. Your online vote, telephone vote or completed proxy card must be received by 11:59 p.m. (Eastern Daylight Time) on June 7, 2016. If you wish to attend and vote at the meeting, please bring this notice with you. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person.

For directions and additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at investor@rbi.com or by telephone at (905) 339-4840.

Here’s how to order a paper copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/RBI2016AGM. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials.

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Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to service@computershare.com with “Proxy Materials Restaurant Brands International Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before May 26, 2016.
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